Exhibit 5.1

[Letterhead of Alston & Bird LLP]

August 31, 2004

Paradyne Networks, Inc.

8545 126th Avenue North

Largo, Florida 33773

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Paradyne Networks, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), (i) 604,839 shares (the “Common Shares”) of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), held by certain selling stockholders described in the Registration Statement (the “Selling Stockholders”) for resale and (ii) 1,008,065 shares of Common Stock (the “Warrant Shares,” and together with the Common Shares, the “Shares”) to be issued to certain Selling Stockholders upon the exercise of that certain warrant to purchase Shares of Common Stock, dated August 3, 2004 (the “Warrant”) for resale. This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined (i) the Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Amended and Restated Bylaws of the Company, as amended, (iii) a specimen certificate representing the Common Stock of the Company, (iv) records of proceedings of the Boards of Directors of the Company deemed by us to be relevant to this opinion letter, (v) the Registration Statement, (vi) the Asset Purchase Agreement dated July 24, 2004, by and among Paradyne Networks, Inc., Net to Net Technologies, Inc., Net to Net Technologies Ltd, Net to Net Technologies GmbH, and for the limited purposes stated therein, certain Stockholders of Net to Net Technologies, Inc. and (vii) other agreements and documents that we deemed necessary for the purpose of expressing the opinion set forth herein. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties in the Asset Purchase Agreement and originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates and statements of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware and reported judicial decisions interpreting such law, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided to the Company for its use solely in connection with the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

Based on the foregoing, and subject to the limitations set forth herein, it is our opinion that (i) the Common Shares have been duly authorized and validly issued and are fully paid and nonassessable and (ii) the Warrant Shares have been duly authorized and, upon exercise of the Warrant in accordance with its terms and payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

ALSTON & BIRD LLP

By:	/s/ CRAIG APOLINKSY
A Partner